EXHIBIT 99.1a

Exhibit A

Directors and Executive Officers of T-Mobile International AG & Co KG

The following tables I and II set forth the names and business addresses with respect to T-Mobile International’s Board of Management and Supervisory Board.  Unless otherwise noted, each member of the Supervisory Board and Board of Management is principally employed by T-Mobile International.

I.	Board of Management

René Obermann
c/o T-Mobile International AG & Co KG
Kennnedyallee 1-5
D-53175 Bonn, Germany

Hamid Akhavan
c/o T-Mobile International AG & Co KG
Kennnedyallee 1-5
D-53175 Bonn, Germany
Mr. Akhavan is a citizen of the United States of America

Nikesh Arora
c/o T-Mobile International AG & Co KG
Kennnedyallee 1-5
D-53175 Bonn, Germany
Mr. Arora is a citizen of the United States of America

Robert P. Dotson
c/o T-Mobile International AG & Co KG
Kennnedyallee 1-5
D-53175 Bonn, Germany
Mr. Dotson is a citizen of the United States of America

Michael Günther
c/o T-Mobile International AG & Co KG
Kennnedyallee 1-5
D-53175 Bonn, Germany

Lothar A. Harings
c/o T-Mobile International AG & Co KG
Kennnedyallee 1-5
D-53175 Bonn, Germany

Timotheus Höttges
c/o T-Mobile International AG & Co KG

Kennnedyallee 1-5
D-53175 Bonn, Germany

Thomas G. Winkler
c/o T-Mobile International AG & Co KG
Kennnedyallee 1-5
D-53175 Bonn, Germany
Mr. Winkler is a citizen of Austria

II.	Supervisory Board

Kai-Uwe Ricke
Chairman of Deutsche Telekom AG
Friedrich-Ebert-Allee 140
D-53113 Bonn, Germany

Ernst-Heinrich Franzen
T-Mobile Deutschland GmbH
c/o T-Mobile International AG & Co KG
Kennedyallee 1-5
D-53175 Bonn, Germany

Anke Bardenhagen
T-Mobile Deutschland GmbH
c/o T-Mobile International AG & Co KG
Kennnedyallee 1-5
D-53175 Bonn, Germany

Igor Pissarewsky
T-Mobile Deutschland GmbH
c/o T-Mobile International AG & Co KG
Kennnedyallee 1-5
D-53175 Bonn, Germany

Rolf Pohl
T-Mobile Deutschland GmbH
c/o T-Mobile International AG & Co KG
Kennnedyallee 1-5
D-53175 Bonn, Germany

Klaus Trenkel
T-Mobile Deutschland GmbH
Roddestrasse 12
D-48153 Münster, Germany

Robert Wendels

T-Mobile Deutschland GmbH
Landgrabenweg 151
D-53227 Bonn, Germany

Josef Brauner
Deutsche Telekom AG
Friedrich-Ebert-Allee 140
D-53113 Bonn, Germany

Dr. Karl-Gerhard Eick
Deutsche Telekom AG
Friedrich-Ebert-Allee 140
D-53113 Bonn, Germany

Dr. Heinz Klinkhammer
Deutsche Telekom AG
Friedrich-Ebert-Allee 140
D-53113 Bonn, Germany

Dr. Raphael Kübler
Deutsche Telekom AG
Friedrich-Ebert-Allee 140
D-53113 Bonn, Germany

Dr. Eberhardt Rolle
Ministry of Finance
BMF Husarenstrasse 32
D-53117 Bonn, Germany

Directors and Executive Officers of Deutsche Telekom AG

The following tables I and II set forth the names and business addresses with respect to DTAG’s Board of Management and Supervisory Board.  Unless otherwise noted, each member of the Supervisory Board and Board of Management is principally employed by DTAG.

I.	Board of Management

Kai-Uwe Ricke
Chairman
Deutsche Telekom AG
Friedrich-Ebert-Allee 140
D-53113 Bonn, Germany

Josef Brauner

Deutsche Telekom AG
Friedrich-Ebert-Allee 140
D-53113 Bonn, Germany

Dr. Karl-Gerhard Eick
Deutsche Telekom AG
Friedrich-Ebert-Allee 140
D-53113 Bonn, Germany

Dr. Heinz Klinkhammer
Deutsche Telekom AG
Friedrich-Ebert-Allee 140
D-53113 Bonn, Germany

Thomas Holtrop
Deutsche Telekom AG
Friedrich-Ebert-Allee 140
D-53113 Bonn, Germany

René Obermann
Deutsche Telekom AG
Friedrich-Ebert-Allee 140
D-53113 Bonn, Germany

Konrad F. Reiss
Deutsche Telekom AG
Friedrich-Ebert-Allee 140
D-53113 Bonn, Germany

II.	Supervisory Board

Dr. Klaus Zumwinkel
Chairman
Chairman of the Board of Management of Deutsche Post AG
Platz der Deutschen Post 1
D-53113 Bonn, Germany

Rüdiger Schulze
Vice Chairman
Chairman of Division 9 “Telecommunication, Information Technology
and Data Processing” of the Union ver.di
Potsdamer Platz 10
D-10785 Berlin, Germany

Gert Becker
Former Chairman of the Management Board of Degussa AG

c/o Deutsche Telekom AG
Friedrich-Ebert-Allee 140
D-53113 Bonn, Germany

Monika Brandl
Member of Central Works Council at Deutsche Telekom AG
c/o Deustche Telekom AG
Friedrich-Ebert-Allee 140
D-53113 Bonn, Germany

Josef Falbisoner
Chairman of the Bavarian District of the Union ver.di
Schwanthaler Strasse 64
D-80336 München, Germany

Dr. Hubertus von Grünberg
Serves as member on several Supervisory Boards
Vahrenwalder Strasse 9
D-30165 Hannover, Germany

Lothar Holzwarth
Chairman of the Works Council of Deutsche Telekom AG,
branch office South-Western, Stuttgart
Nauheimer Strasse 98
D-70372 Stuttgart, Germany

Dr. sc. techn. Dieter Hundt
Managing Shareholder of Allgaier Werke GmbH and
President of the National Union of German Employers Associations
Umler Strasse 75
D-73066 Uhingen, Germany

Waltraud Litzenberger
Member of the Works Council of Deutsche Telekom AG, Eschborn branch office
Brückes 2-8
D-55545 Bad Kreuznach, Germany

Michael Löffler
Member of the Works Council of Deutsche Telekom AG, Dresden branch office
Querstrasse 1-3
D-04103 Leipzig, Germany

Dr. Manfred Overhaus
State Secretary in the Federal Ministry of Finance
Wilhelmstrasse 97

D-10117 Berlin, Germany

Hans W. Reich
Speaker of the Management Board, Kreditanstalt für Wiederaufbau (KfW)
Palmengartenstrasse 5-9
D-60325 Frankfurt, Germany

Wolfgang Schmitt
Head of Deutsche Telekom AG’s Regional Directorate, South-Western District, Stuttgart
Deckerstrasse 41
D-70372 Stuttgart, Germany

Prof. Dr. Helmut Sihler
Vice Chairman of the Administrative Board, Novartis AG
c/o Deutsche Telekom AG
Friedrich-Ebert-Allee 140
D-53113 Bonn, Germany

Michael Sommer
President of the Trade Union Council Germany
Bundesverwaltung Berlin
Henriette-Herz-Platz 2
D-10178 Berlin, Germany

Ursula Steinke
Chairwoman of the Works Council at DeTeCSM
Northern District Service and Computer Center
Bunsenstrasse 29
D-24145 Kiel, Germany

Prof. Dr. h.c. Dieter Stolte
Editor in Chief of “WELT” and “Berliner Morgenpost”
Axel-Springer-Verlag
Axel-Springer-Strasse 65
D-10888 Berlin, Germany

Bernhard Walter
Dresdner Bank AG
Jürgen Ponto-Platz 1
D-60301 Frankfurt, Germany

Wilhelm Wegner
Chairman of the Central Works Council at Deutsche Telekom AG
c/o Deutsche Telekom AG
Friedrich-Ebert-Allee 140

D-53113 Bonn, Germany

Dr. Hans-Dietrich Winkhaus
Member of the Shareholders’ Committee of Henkel KGaA
Henkelstrasse 67
D-40191 Düsseldorf, Germany